                                                                     Exhibit 1.1

                                IMC GLOBAL INC.
                           (a Delaware Corporation)

                            Senior Debt Securities

                                TERMS AGREEMENT
                                ---------------

                                                            November 6, 1998

To:  IMC Global Inc.
     2100 Sanders Road
     Northbrook, Illinois 60062-6146

Ladies and Gentlemen:

     We understand that IMC Global Inc., a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its 7.40% Notes due 2002 (the "2002 Notes") and $300,000,000 aggregate principal amount of its 7.625% Notes due 2005 (the "2005 Notes", and together with the 2002 Notes, the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase , severally and not jointly, the principal amount of Underwritten Securities set forth opposite their names below at the purchase price set forth below.



                                                          Principal               Principal
                                                            Amount                  Amount
                                                              of                      of
Name of Underwriter                                       2002 Notes              2005 Notes
-------------------                                     ------------            ------------
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated..................       $192,000,000            $192,000,000
Chase Securities Inc..............................         36,000,000              36,000,000
J.P. Morgan Securities Inc........................         36,000,000              36,000,000
Salomon Smith Barney Inc..........................         36,000,000              36,000,000
                                                         ------------            ------------

                    Total.........................       $300,000,000            $300,000,000
                                                         ============            ============

     The 2002 Notes shall have the following terms:

Title:                        7.40% Notes due 2002.

Rank:                         Senior Debt.

Ratings: Moody's Investor's Service, Inc. - Baa2. Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. - BBB.

Aggregate principal amount:   $300,000,000.

Denominations:                $1,000 and integral multiples thereof.

Currency of payment:          United States dollars.

Interest rate or formula:     7.40% per annum.

Interest payment dates:       Each May 1 and November 1, commencing May 1, 1999.

Regular record dates:         Each April 15 and October 15.

Stated maturity date:         November 1, 2002.

Redemption provisions:        None.

Sinking fund requirements:    None.

Conversion provisions:        None.

Listing requirements:         None.

Black-out provisions:         During a period of nine days from November 6,
                              1998, the Company will not, without the prior written consent, such consent not to be unreasonably withheld, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the 2002
                              Notes or such other debt securities.

Fixed or Variable Price Offering:  Fixed price offering.

Initial public offering price      99.821% of the principal amount, plus accrued
per share:                         interest, if any, from November 12, 1998.

Purchase price:                    99.271% of the principal amount.

Form: Global certificate representing the 2002 Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company.

Other terms and conditions:        The 2002 Notes will be issued under an
                                   indenture, dated as of August 1, 1998,
                                   between the Company and The Bank of New York, as Trustee (the "Indenture"). All references to the "Indenture" in the Underwriting
                                   Agreement (as defined below) shall be deemed to refer to the Indenture.

Closing date and location:         November 12, 1998; Brown & Wood LLP, One
                                   World Trade Center, New York, New York 10048.



     The 2005 Notes shall have the following terms:

Title:                             7.625% Notes due 2005.

Rank:                              Senior Debt.

Ratings:                           Moody's Investor's Service, Inc. - Baa2.
                                   Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. - BBB.

Aggregate principal amount:        $300,000,000.

Denominations:                     $1,000 and integral multiples thereof.

Currency of payment:               United States dollars.

Interest rate or formula:          7.625% per annum.

Interest payment dates:            Each May 1 and November 1, commencing May 1,
                                   1999.

Regular record dates:                     Each April 15 and October 15.

Stated maturity date:                     November 1, 2005.

Redemption provisions:                    None.

Sinking fund requirements:                None.

Conversion provisions:                    None.

Listing requirements:                     None.

Black-out provisions:                     During a period of nine days from
                                          November 6, 1998, the Company will
                                          not, without the prior written
                                          consent, such consent not to be
                                          unreasonably withheld, of Merrill
                                          Lynch, Pierce, Fenner & Smith
                                          Incorporated, directly or indirectly,
                                          issue, sell, offer or agree to sell,
                                          grant any option for the sale of, or
                                          otherwise dispose of, any other debt
                                          securities of the Company or
                                          securities of the Company that are
                                          convertible into, or exchangeable for,
                                          the 2005 Notes or such other debt
                                          securities.

Fixed or Variable Price Offering:         Fixed price offering.

Initial public offering price per share:  99.489% of the principal amount, plus accrued interest, if any, from
                                          November 12, 1998.

Purchase price:                           98.864% of the principal amount.

Form: Global certificate representing the 2005 Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company.

Other terms and conditions:               The 2005 Notes will be issued under an
                                          indenture, dated as of August 1, 1998,
                                          between the Company and The Bank of
                                          New York, as Trustee (the
                                          "Indenture"). All references to the
                                          "Indenture" in the Underwriting
                                          Agreement (as defined below) shall be
                                          deemed to refer to the Indenture.

Closing date and location:                November 12, 1998; Brown & Wood llp,
                                          One World Trade Center, New York, New
                                          York 10048.

     The obligations of the Underwriters and the Company are subject to the registration under the Securities Act of 1933, as amended, by the Company of $100,000,000 of additional Underwritten Securities not covered by the Registration Statement on Form S-3 (File No. 333-63503). All of the provisions contained in the Company's Underwriting Agreement, dated October 20, 1998 (the "Underwriting Agreement"), are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise specified herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed wholly in such State.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                         Very truly yours,

                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED
                         CHASE SECURITIES INC.
                         J.P. MORGAN SECURITIES INC.
                         SALOMON SMITH BARNEY INC.

                         By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED




                         By: /s/ Janet Mitchell
                             -----------------------------------------
                             Authorized Signatory




Accepted:

IMC GLOBAL INC.


By: /s/ E. Paul Dunn, Jr.
    -----------------------------------
    Name: E. Paul Dunn, Jr.
    Title: Vice President and Treasurer

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